United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

Clarus Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with, among other things, partially funding the Rhino-Rack Acquisition (as defined below), on July 1, 2021, Clarus Corporation (the “Company”) and certain of its direct and indirect subsidiaries (each, a “Loan Party” and, collectively, the “Loan Parties”) entered into Amendment No. 3 (“Amendment No. 3”) to that certain Credit Agreement, dated May 3, 2019, as amended by Amendment No. 1 dated May 28, 2019 and Amendment No. 2 dated November 12, 2020, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (collectively, the “Credit Agreement”).

The Credit Agreement as amended by Amendment No. 3, increased the aggregate amount of the term loan facility thereunder to $125.0 million and increased the maximum amount of the revolving loan facility thereunder to $100.0 million. The term loan facility was fully borrowed at the closing of Amendment No. 3 on July 1, 2021 in connection with the Rhino-Rack Acquisition. The Credit Agreement continues to permit the Loan Parties, subject to certain requirements, to arrange with lenders for an aggregate of up to $50.0 million of additional revolving and/or term loan commitments (both of which are currently uncommitted), for potential aggregate revolving and term loan commitments under the Credit Agreement of up to $275.0 million.

Amendment No. 3 provides for additional subsidiaries of the Company to guarantee and provide collateral for the loans under the Credit Agreement, including certain of its newly formed or newly acquired Australian subsidiaries in connection with the Rhino-Rack Acquisition. Amendment No. 3 also removed the previously agreed upon ability of the Company to issue debt securities that may be convertible into equity interests of the Company in an aggregate principal amount of up to $125.0 million and also increased the maximum consolidated total leverage ratio permitted under the Credit Agreement to 4.25:1.00.

The foregoing summary of Amendment No. 3 does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment No. 3 which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Attached as Exhibit A to Amendment No. 3 and incorporated herein by reference, is a composite version of the Credit Agreement which has been conformed through Amendment No. 2 and marked to reflect the revisions made to the Credit Agreement by Amendment No. 3.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 30, 2021, Oscar Aluminium Pty Ltd (the “Buyer”), an indirect wholly-owned Australian subsidiary of the Company, entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) to acquire Australia-based Rhino-Rack Holdings Pty Ltd (“Rhino-Rack”), a leading manufacturer of highly-engineered automotive roof racks, trays, mounting systems, luggage boxes, carriers, and accessories. On July 1, 2021, the transactions contemplated by the Purchase Agreement were consummated. All United States dollar amounts ($USD) contained herein are based on the exchange rates in effect for Australian dollars ($AUD) and the market value of the Company’s common stock at the time of closing of the acquisition of Rhino-Rack (the “Rhino-Rack Acquisition”).

Pursuant to the terms of the Purchase Agreement, by and among the Buyer, the Company, Cropley Nominees Pty Ltd (the “Seller”), Richard Cropley, Hugh Cropley and Oliver Cropley, the Buyer acquired Rhino-Rack for an aggregate purchase price of approximately $USD 207.0 million (approximately $AUD 273.0 million), subject to post-closing adjustment. The purchase price consideration was comprised of approximately $USD 145.0 million (approximately $AUD 194 million) cash and 2,315,121 shares of the Company’s common stock. The Purchase Agreement also provides for the payment to the Seller of additional consideration of approximately $USD 8.0 million (approximately $AUD 10 million) if certain future net sales thresholds are met. The shares of the Company’s common stock issued to the Seller are subject to a lock-up agreement restricting sales for 180 days from the closing of the Rhino-Rack Acquisition.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 4, 2021, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The disclosure set forth in Item 1.01 of this Report with respect to the Credit Agreement is incorporated by reference into this Item 2.03(a).

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the financial statements of Rhino-Rack required to be filed under paragraph (a) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the pro forma financial information required to be filed under paragraph (b) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit	Description

2.1	Share Sale and Purchase Agreement dated as of May 30, 2021, by and among Oscar Aluminium Pty Ltd, Clarus Corporation, Cropley Nominees Pty Ltd, Richard Cropley, Hugh Cropley and Oliver Cropley (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 4, 2021, and is incorporated herein by reference)

10.1	Amendment No. 3 dated as of July 1, 2021, to that certain Credit Agreement, dated May 3, 2019, as amended by Amendment No. 1 dated May 28, 2019, and Amendment No. 2 dated November 12, 2020, by and among Clarus Corporation, Black Diamond Retail, Inc., Black Diamond Retail – Alaska, LLC, Sierra Bullets, L.L.C., SKINourishment, LLC, Black Diamond Retail – Colorado, LLC, Black Diamond Retail – Montana, LLC, Barnes Bullets – Mona, LLC, and Black Diamond Retail – Wyoming, LLC, as borrowers, the other loan parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as syndication agent, Regions Bank and Bank of America, N.A., as co-documentation agents, JPMorgan Chase Bank, N.A., as sole bookrunner and sole lead arranger, and the other lenders from time to time party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2021

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name:	Aaron J. Kuehne
Title:	Executive Vice President and Chief Financial Officer